EXHIBIT 99.1

NEWS RELEASE	CONTACT: Jason Korstange
(952) 745-2755
www.TCFExpress.com

FOR IMMEDIATE RELEASE

200 Lake Street East, Wayzata, MN 55391-1693

TCF ANNOUNCES REORGANIZATION OF MORTGAGE BANKING OPERATIONS

Wayzata, MN, September 8, 2004 - TCF Financial Corporation (TCF) (NYSE: TCB) announced plans today to merge the residential mortgage loan origination activities of its wholly-owned subsidiary TCF Mortgage Corporation (TCFMC) into TCF National Bank.  Effective December 1, 2004, all residential mortgage loans will be made by the consumer lending division of TCF National Bank and TCFMC will no longer be selling mortgage loans in the secondary market.

Expenses associated with this merger will be approximately $2.5 million, including approximately $1.2 million in the third quarter.

TCF is a Wayzata, Minnesota-based national financial holding company with $11.9 billion in assets. TCF has 411 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana. Other TCF affiliates provide leasing and equipment finance, brokerage, and investments and insurance sales.

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